UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PARK CITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK CITY GROUP, INC.
299 South Main Street, Suite 2225
Salt Lake City, Utah 84111
(435) 645-2000

October 19, 2017
Dear Stockholders of Park City Group, Inc.:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Park City Group, Inc. (the “Annual Meeting”), which will be held at our corporate offices, located at 299 South Main Street, Suite 2225, Salt Lake City, Utah, on November 10, 2017 at 9:00 a.m., local time. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement. In order for us to have an efficient Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the accompanying proxy statement and we recommend that you vote in favor of each such proposal.

We look forward to seeing you at the Annual Meeting.

Sincerely,

RANDALL K. FIELDS Chief Executive Officer

YOUR VOTE IS IMPORTANT. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card as soon as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

PARK CITY GROUP, INC.
299 South Main Street, Suite 2225
Salt Lake City, Utah 84111
(435) 645-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 10, 2017

Time and Date	9:00 a.m., local time, on November 10, 2017.

Place	Our offices located at 299 South Main Street, Suite 2225, Salt Lake City, Utah 84111.

Items of Business
(1) To elect as directors the six nominees named in the accompanying proxy statement to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

(2) To ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

(3) To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	October 17, 2017

Only holders of record of our common stock and Series B Preferred Stock as of October 17, 2017 are entitled to notice of and to vote at the Annual Meeting.

Meeting Admission	You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner of shares of our common stock and Series B Preferred Stock, in each case, as of October 17, 2017.

Availability of Proxy Materials
The proxy materials for the Annual Meeting and our Annual Report on Form 10-K for the year ended June 30, 2017 is first being mailed to all stockholders entitled to vote at the Annual Meeting on or about October 19, 2017.  The proxy materials and our Annual Report on Form 10-K for the year ended June 30, 2017 can be accessed as of October 19, 2017 at the following Internet address: www.proxyconnect.com/ParkCityGroup

Voting
Your vote is very important. Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

By Order of the Board of Directors,

Randall K. Fields
Chief Executive Officer, Chairman and Director
Salt Lake City, Utah
October 19, 2017

PARK CITY GROUP, INC.
299 South Main Street, Suite 2225
Salt Lake City, Utah 84111
(435) 645-2000

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Park City Group, Inc., a Nevada corporation (the “Company”), for use at the 2017 Annual Meeting of Stockholders (“Annual Meeting”) to be held on November 10, 2017 at 9:00 a.m., local time, and at any adjournment or postponement thereof, at our corporate offices located at 299 South Main Street, Suite 2225, Salt Lake City, Utah.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement, each of which were mailed to stockholders entitled to vote at the Annual Meeting on or about October 19, 2017.  On October 17, 2017, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”), there were 19,423,821 shares of our common stock, par value $0.01 per share (“Common Stock”), and 625,375 shares of our Series B Preferred Stock (“Series B Preferred”) outstanding, each of which are entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote per share of Common Stock held, and each holder of Series B Preferred is entitled to 2.5 votes per share of Series B Preferred held on the Record Date. As of the Record Date, outstanding shares represented 20,987,259 votes, consisting of 19,423,821 attributable to Common Stock and 1,563,438 attributable to Series B Preferred.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote at the Annual Meeting must be represented, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

Proposal No. 1: Election of Directors. The six nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected.

Proposal No. 2: Ratification of Appointment of Auditors. To ratify the appointment of Haynie & Company as our independent auditors for the fiscal year ending June 30, 2018, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this proposal.

Abstentions and Broker Non Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

Under Nevada law, abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of any proposal presented in this proxy statement, although they are counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the six director nominees identified in this proxy statement, each of whom has been nominated by our Board, (ii) FOR ratification of the appointment of Haynie & Company as our independent auditors for fiscal year ending June 30, 2018, and (iii) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices at 299 South Main Street, Suite 2225, Salt Lake City, Utah, 84111, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not revoke your proxy.  If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy, and any additional solicitation materials furnished to our stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail and telephone.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Articles of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall consist of no less than one director, and that upon a change in the number of directors, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board of Directors or by stockholders.

The Company’s Board of Directors currently consists of six directors, each of whom is nominated to be elected at the Annual Meeting. Each of the nominees has confirmed that he is able and willing to serve as a director if elected. If any of the nominees become unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated for election at our Annual Meeting Randall K. Fields, Robert W. Allen, William S. Kies, Jr., Richard Juliano, Austin F. Noll, Jr., and Ronald C. Hodge, each to serve until our next annual meeting of stockholders or until his successor is duly elected and qualified.

 Please see disclosure captioned “Directors” on page 6 of this proxy statement for more information, including background information, business experience, and the Nominating and the Corporate Governance Committee’s recommendation of each nominee.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares present or represented by proxy and entitled to vote at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected. Accordingly, under Nevada law, the Company’s Articles of Incorporation and Amended and Restated Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director nominee. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Fields, Allen, Kies, Juliano, Noll, and Hodge.

The following sections set forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s executive officers.

DIRECTORS

Name of Nominee	Age	Title

Randall K. Fields	70	President, Chief Executive Officer and Chairman
Robert W. Allen	74	Director
William S. Kies, Jr.	65	Director
Richard Juliano	70	Director
Austin F. Noll, Jr.	74	Director
Ronald C. Hodge	69	Director

Randall K. Fields has been the Company’s Chief Executive Officer and Chairman of the Board of Directors since June 2001. Mr. Fields founded the Company in 1990 and has been its President, Chief Executive Officer, and Chairman since its inception, and is also serving as its Chief Operating Officer and Head of Sales. Mr. Fields has also been responsible for the strategic direction of the Company since its inception. Mr. Fields co-founded Mrs. Fields Cookies with his then wife, Debbi Fields. He served as Chairman of the Board of Mrs. Fields Cookies from 1978 to 1990. In the early 1970's Mr. Fields established Fields Investment Group, a financial and economic consulting firm. Mr. Fields received a Bachelor of Arts degree in 1968 and a Master of Arts degree in 1970 from Stanford University, where he was Phi Beta Kappa, Danforth Fellow, and National Science Foundation Fellow.

The Nominating and Corporate Governance Committee believes that Mr. Fields’ expertise in the Company’s industry and markets following his founding of the Company in 1990, his extensive sales, marketing and technical background and experience, and his knowledge of business allow him to bring a unique understanding of the industries and markets in which the Company operates, as well as an entrepreneurial vision to the Company and the Board of Directors.

Robert W. Allen joined the Board of Directors in October 2007. Mr. Allen is a seasoned executive with many years of experience as Chairman, President, and Chief Executive Officer of businesses ranging in size from $200 million to $2.5 billion. Mr. Allen has over thirty years of experience in the dairy industry, most notably as a catalyst for developing companies and a turn-around agent for troubled companies or divisions. Mr. Allen was Chief Executive Officer of Tuscan Lehigh Dairies from July 1994 to December 1998, where he established a leadership team to that repositioned the company and developed a position in the market place for the branding of its products. Prior to this, from September 1991 to April 1994 he was Executive Vice President of Borden, Inc., where he was recruited to turn around the largest and most troubled division of the company. He is also a past Chair of Kid Peace International, a $160 million non-profit agency assisting children in crises.

The Nominating and Corporate Governance Committee believes that Mr. Allen’s years of experience in an area of growth for the Company, the dairy industry, as well as his extensive experience developing and managing companies in senior executive roles, add significant value to the Company and its Board of Directors in assessing challenges in one of its growth markets, and in addressing organizational and development issues facing the Company.

William S. Kies, Jr. joined the Board of Directors in November 2011. Mr. Kies is currently a principal and the founder of Kies Consulting, LLC, a premier consulting practice specializing in the supermarket industry established 1994. Clients of Kies Consulting include Fortune 100 consumer package goods corporations and companies offering national services, programs and in-store support to all channels of food distribution. Prior to Kies Consulting, which Mr. Kies founded in 1994, he was the President and Chief Operating Officer of IGA, Inc., the world’s largest banner group of independent supermarkets with over 4,000 stores serviced by 24 wholesalers in 20 countries.

The Nominating and Corporate Governance Committee believes that Mr. Kies’ extensive management experience, including experience in the supermarket industry, together with his substantial contacts with potential clients for the Company’s services, contributes to the Board’s deliberations and provides the Company with valuable insight and direction as the Company executes its business plan.

Richard Juliano joined the Board of Directors in October 2012. Mr. Juliano is a partner and founder of the Burke, Gillis, Juliano Group, a consulting firm founded in 2015 specializing in assisting retailers and manufacturers with creating strategic marketing and merchandising partnerships to grow their business and market share. He began his career with Giant Eagle Super Markets, serving from 1972 to 1993, during which time he became the Senior Vice President and General Manager of the GM/HBC Division and then Senior Vice President of Merchandising and Marketing of the Phar-Mor Division. Mr. Juliano then served as Executive Vice President at Thrifty Payless Drug from 1993 to 1994 and Vice President of Marketing and Merchandising at Genuardis Family Markets in Philadelphia from 1995 to 2001. Most recently, he was a senior executive at SUPERVALU from 2001 to 2011, joining the company as Executive Vice President of Supply Chain Services for the Central Region and then moving to the Corporate Retail group as Vice President, GM/HBC, and ultimately Group Vice President of Center Store Merchandising. Mr. Juliano has served on the Red Cross of Columbiana County Board of Directors, National Association of Chain Drug Stores Advisory Board, Global Market Development Center Board of Directors and Youngstown State University Athletic Board.

The Nominating and Corporate Governance Committee believes Mr. Juliano’s knowledge and experience with supply chain management for large grocery retailers allows him to substantively contribute to the Company’s business plan both with existing grocery clients, and new clients as the Company expands its business beyond the grocery industry.

Austin F. Noll, Jr. joined the Board of Directors in October 2012. Mr. Noll is the owner of Austin Noll & Associates, a trade relations and industry affairs consultancy founded in 2000 and based in New Jersey. Mr. Noll started his career with General Foods in 1965, spending 22 years in sales related positions. He then became Vice President of Trade Relations for the grocery division of Borden, Inc. from 1987 to 1997, and was promoted to Vice President of Industry and Trade Relations, before moving to Nabisco, Inc. as Senior Vice President of Industry and Trade Relations from 1997 to 1999.  Mr. Noll has served on the Trade Advisory Boards of Grocery Manufacturing Association, Food Marketing Institute, National Grocers Association, North American Wholesale Grocers Association, Western Association of Food Chains and IGA. He is currently a founding member of the Trade Advisory Board of Instant Combo Savings.

The Nominating and Corporate Governance Committee believes that Mr. Noll’s experience working for and advising national food retailers provides a unique perspective to the Company that is particularly beneficial as the Company continues to expand its client base within the grocery industry.

Ronald C. Hodge joined the Board of Directors in February 2013. Mr. Hodge was an advisor to Delhaize America, LLC, a role he transitioned into following his time as Delhaize America’s Chief Executive Officer from March 2011 to October 2012. Prior to Delhaize America, Mr. Hodge served as Executive Vice President of Delhaize Group and Chief Executive Officer of Hannaford Bros. Co. He joined Hannaford in 1980 and has served in various executive roles, including Vice President and General Manager of Hannaford’s New York Division, Senior Vice President of Retail Operations, Executive Vice President of Sales and Marketing, and Executive Vice President and Chief Operating Officer. He became President of Hannaford in December 2000 and Chief Executive Officer in 2001. While leading the start-up of Hannaford’s entry into upstate New York, Mr. Hodge was elected Chairman of the New York State Food Merchant’s Association, and served on several Community Agency Boards of Directors. He chaired the Northeastern New York United Way Campaign in 1995 and was selected as the New York Capital Region’s Citizen of the Year in 1996. Mr. Hodge holds a Bachelor of Science degree in business administration from Plymouth State College, Plymouth, New Hampshire.

The Nominating and Corporate Governance Committee believes that Mr. Hodge’s 33 years of management experience in the grocery industry, including leading the successful expansion of Hannaford Bros. Co., provides the Company with valuable industry knowledge and insight as the Company continues to grow its scan-based technologies to an expanding client base.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee during the past ten years.

Director Compensation

Each of our non-executive directors, consisting of Messrs. Allen, Kies, Juliano, Noll and Hodge, were entitled to receive the following compensation during fiscal 2017:

●
annual cash compensation of $10,000, payable at the rate of $2,500 per quarter. The Company has the right to pay this amount in the form of shares of Common Stock, and did so for all compensation owed directors during fiscal 2017; and

●
upon appointment, outside independent directors receive a grant of $150,000, payable in shares of the Company’s restricted Common Stock, calculated based on the market value of the shares of Common Stock on the date of grant. The shares vest ratably over a five-year period.

 The following table sets forth information concerning director compensation earned during fiscal year 2017:

Name	Stock Awards ($)(1)	Total ($)

Robert W. Allen	10,000	10,000
William S. Kies, Jr.	25,000	25,000
Richard Juliano	40,000	40,000
Austin F. Noll, Jr.	40,000	40,000
Ronald C. Hodge	40,000	40,000

(1)
Stock awards consist solely of stock grants of fully vested Common Stock. Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown reflect the compensation costs recognized by the Company during the fiscal year for Common Stock awards as determined pursuant to FAS 123R.

GOVERNANCE AND BOARD MATTERS

Term of Office

The Company’s Articles of Incorporation provides for a Board of Directors comprised of one class of directors. Directors serve from the time they are duly elected and qualified until the next annual meeting of stockholders or their earlier death, resignation, or removal from office.

Director Independence

The Board has determined that all of its members, other than Mr. Fields, who serves as the Company’s Chief Executive Officer, are “independent” within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Rules, and the SEC rules regarding independence.

Director Nomination Process

The Nominating and Corporate Governance Committee identifies director nominees by first considering those current members of the Board of Directors who are willing to continue service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. Nominees for director are selected by a majority of the members of the Board of Directors. Although the Company does not have a formal diversity policy, in considering the suitability of director nominees, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Nominating and Corporate Governance Committee include judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in the grocery industry, business, finance, administration or public service, the relevance of a potential nominee’s experience to our needs and experience of other board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a potential nominee would be a desirable addition to the Board of Directors and/or any committees of the Board of Directors.

The Nominating and Corporate Governance Committee and the Board of Directors may consider suggestions for persons to be nominated for director that are submitted by shareholders, provided such nominations are submitted in accordance with the procedure set forth in our Amended and Restated Bylaws. The Nominating and Corporate Governance Committee will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources.

Code of Ethics and Business Conduct

In August 2008, the Company and its Board of Directors unanimously adopted a new Code of Ethics and Business Conduct, which replaced the Code of Ethics adopted in 2005.  The Company’s Code of Ethics and Business Conduct is posted at the Company’s website located at www.parkcitygroup.com.

The Role of the Board in Risk Oversight

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of management areas of material risk to the Company, including strategic, operational, financial and legal risks. The Board, as a whole, primarily deals with matters related to strategic and operational risk. The Audit Committee deals with matters of financial and legal risk. The Compensation Committee addresses risks related to compensation and other related matters. The Nominating and Governance Committee manages risks associated with Board independence and corporate governance. Committees report to the full Board regarding their respective considerations and actions.

The Board’s Leadership Structure

Our Board of Directors has discretion to determine whether to separate or combine the roles of Chief Executive Officer and Chairman of the Board. Our founder, Randall K. Fields, has served in both roles since 2001, and our Board continues to believe that his combined role is most advantageous to the Company and our stockholders. Our technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Mr. Fields, and Mr. Fields possesses in-depth knowledge of the issues, opportunities and risks facing us, our business and our industry and is best positioned to fulfill the Chairman’s responsibility to develop meeting agendas that focus the Board’s time and attention on critical matters and to facilitate constructive dialogue among Board members on strategic issues.

In addition to Mr. Fields’ leadership, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, and regular executive sessions.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors met four times and acted six times by unanimous written consent during the fiscal year ended June 30, 2017. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the Company’s directors who served during fiscal 2017 attended or participated in no less than 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal 2017.

The following table represents the composition of each committee of the Board of Directors during the year ended June 30, 2017:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Randall K. Fields	-	-	-
Robert W. Allen	Member	Chairman	-
William S. Kies, Jr.	-	-	Chairman
Richard Juliano	Member	Member	-
Austin F. Noll, Jr.	-	-	Member
Ronald C. Hodge	Chairman	-	Member
No. of Meetings Held in Fiscal 2017	4	1	1

Audit Committee. Pursuant to the Company’s Audit Committee Charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management. The Audit Committee currently consists of Ronald C. Hodge (Chairman), Richard Juliano, and Robert W. Allen, each of whom is a non-management member of our Board of Directors. Mr. Allen is our Audit Committee financial expert, as that term is defined under SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002, and possesses the requisite financial sophistication, as defined under applicable rules. We believe the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the NASDAQ Stock Market Rules, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations

Compensation Committee. Pursuant to the Company’s Compensation Committee Charter, the Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans and employee stock purchase plan. The Compensation Committee currently consists of Robert W. Allen (Chairman) and Richard Juliano, each of whom is a non-management member of our Board of Directors. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of the NASDAQ Stock Market Rules, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations.

Nominating and Corporate Governance Committee. Pursuant to the Company’s Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The current members of the Nominating and Corporate Governance committee are William S. Kies, Jr. (Chairman), Austin F. Noll, Jr., and Ronald C. Hodge. We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with, the applicable requirements of the NASDAQ Stock Market Rules, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

Park City Group, Inc.
299 South Main Street, Suite 2225
Salt Lake City, Utah 84111
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company during the year ended June 30, 2017:

Name	Age	Title

Randall K. Fields	70	Chief Executive Officer, Chairman of the Board and Director
Todd Mitchell	50	Chief Financial Officer
Edward L. Clissold	61	General Counsel, Secretary

 The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.

Randall K. Fields Please see Mr. Fields’ biography on page 6 of this proxy statement, under the section titled “Directors.”

Todd Mitchell joined the Company in September 2015 and serves as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Mitchell served as a Senior Analyst and the Director of Research for Brean Capital, LLC. From March 2005 until joining Brean Capital in June 2011, Mr. Mitchell was a Senior Analyst with Kaufman Bros., L.P. Mr. Mitchell holds a B.A. in Political Science from Vassar College, and a MBA/MA in International Finance and Economics from The George Washington University School of Business.

 Edward L. Clissold joined the Company in March 2002 and currently serves as the Company’s General Counsel and Corporate Secretary. Mr. Clissold previously served as the Company’s Chief Financial Officer from August 2012 until September 2015. Prior to his time with the Company, Mr. Clissold served as General Counsel for Mrs. Fields Cookies from August 1987 to April 1995 and was also in private practice. Mr. Clissold holds a Bachelors degree in Finance from the University of Utah and a Law Degree from Brigham Young University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information about the compensation paid or accrued during the year ended June 30, 2017 to our Chief Executive Officer and each of our executive officers, other than our Chief Executive Officer, who were serving as an executive officer as of June 30, 2017 and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Randall K. Fields	2017	716,469	(2)	400,000	(3)	-		133,325	(5)	1,249,794
Chief Executive Officer and Chairman of the Board	2016	618,678	(2)	400,000	(3)	-		136,877	(5)	1,155,555
	2015	572,252	(2)	471,875	(3)	519,000	(4)	124,704	(5)	1,687,831

Todd Mitchell (6)	2017	225,000		-		112,500				337,500
Chief Financial Officer	2016	171,346		-		84,375		-		255,721

Edward L. Clissold (7)	2017	150,000		-		48,481				198,481
General Counsel and Corporate Secretary, former Chief Financial Officer	2016	150,000		-		48,948		-		198,948
	2015	150,000		-		54,197		-		204,197

(1)
Stock awards consist solely of shares of restricted Common Stock. Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by the Company during the fiscal year for stock awards as determined pursuant to FAS 123R.

(2)
On June 30, 2013, the Company and Mr. Fields and Fields Management, Inc., a management company wholly-owned by Mr. Fields (“FMI”), entered into an updated Employment Agreement and an updated Service Agreement, respectively, replacing similar agreements that expired on the same date. The year-over-year change in Mr. Fields’ salary, bonus and other compensation are a result of terms in the updated agreements. See “Employment Agreements” below for a more detailed description of Mr. Fields’ updated Employment Agreement and FMI’s updated Service Agreement.

$651,335, $562,435 and $520,205 of Mr. Fields’ cash compensation during 2017, 2016 and 2015, respectively, was paid to FMI pursuant to the terms and conditions of the Service Agreement in effect during the applicable period.

(3)
The terms and conditions of the amended Employment Agreement by and between Mr. Fields and the Company, first dated June 30, 2013, and the amended Services Agreement, by and between FMI and the Company, first dated June 30, 2013, provide for an incentive bonus to be paid to Mr. Fields at the discretion of the Compensation Committee and upon approval by the Board of Directors, based upon the Company’s achievement of certain performance goals. Upon recommendation of the Compensation Committee, the Board of Directors approved a $400,000, bonus to Mr. Fields for performance in each of the years ended June 30, 2017, 2016 and 2015, respectively. The amounts granted reflect successful completion of certain business objectives, including successful implementation of ReposiTrak, Inc. during the year ended June 30, 2015 and an increase in revenue during the 2015 period, as compared to the 2014 period. The amounts paid in the years ended June 30, 2017, 2016, and 2015 were satisfied through the issuance of shares of the Company's non-voting, non-convertible Series B-1 Preferred Stock.

Amounts reported for the years ended June 30, 2017, 2016 and 2015 also include $0 for the 2017 and 2016 periods and $71,875 for the 2015 period, attributable to annual vesting of a previously granted bonus.

(4)
Pursuant to Services Agreement by and between the Company and FMI in effect during the applicable periods, FMI received 600,000 shares of restricted Common Stock in July 2009 and 600,000 shares of restricted Common Stock in July 2013. The shares vest ratably over a 10-year period and are valued as of the date of issuance, or $1.10 per share and $7.55 per share, respectively. The amounts reported herein represent the value of the shares of Common Stock that vested during the applicable periods.

(5)
These amounts include premiums paid on life insurance policies of $73,416, $73,416 and $73,416 for 2017, 2016, and 2015, respectively; computer related expenses of $6,000 for each of 2017, 2016 and 2015; Company car related expenses of $19,816, $20,186 and $18,192 for 2017, 2016 and 2015, respectively; medical premiums of $22,093, $25,275 and $15,096 for 2017, 2016 and 2015, respectively; and reimbursement for certain accounting services of $12,000 for each of 2017, 2016 and 2015.

(6)	Mr. Mitchell joined the Company in September 2015, and did not receive any compensation from the Company during the years ended June 30, 2015.

(7)	Mr. Clissold served as the Company’s Chief Financial Officer during the years ended June 30, 2015 and 2014.

Employment Arrangements

Fields Employment Agreement

 The Company has an Employment Agreement with Randall K. Fields, first dated June 30, 2013 and subsequently amended on July 1, 2017, (the “Fields Employment Agreement”), pursuant to which Mr. Fields is employed by the Company in the position of Sales Department Manager through June 30, 2021 for annual compensation of $50,000, subject to annual increases equal to 75% of the Company’s percentage annual revenue growth beginning in the 2014 fiscal year.  Mr. Fields may also be eligible for an annual incentive bonus, awarded at the discretion of the Compensation Committee.

The Company also has a Services Agreement with Fields Management, Inc. (“FMI”), first dated June 30, 2013 and subsequently amended on July 1, 2017, to provide certain executive management services to the Company, including designating Mr. Fields to perform the functions of President and Chief Executive Officer for the Company through June 30, 2021 (the “Services Agreement”). Pursuant to the Services Agreement, FMI is paid an annual base fee of $500,000, subject to annual increases equal to 75% of the Company’s percentage annual revenue growth beginning in the 2014 fiscal year. FMI may also be eligible for an annual incentive bonus, awarded at the discretion of the Company’s Board of Directors.

FMI also receives: (i) up to $1,200 per month for reimbursement of vehicle expenses; (ii) an annual computer equipment allowance of up to $6,000; (iii) 600,000 shares of the Company’s Common Stock, subject to a pro-rata 10-year vesting schedule; and (iv) a retirement annuity or other bonus award to be developed within six months of the effective date. The Company also maintains and pays the premiums for a $5.0 million life insurance policy in the name of Mr. Fields, with the beneficiary to be designated by Mr. Fields at his sole discretion.

Mitchell Employment Agreement

The Company and Todd Mitchell entered into an Employment Agreement on September 28, 2015 (the “Mitchell Employment Agreement”) pursuant to which Mr. Mitchell receives an annual base salary of $225,000. Upon execution of the Mitchell Employment Agreement, Mr. Mitchell received 43,144 restricted shares of the Company's Common Stock (the “Incentive Shares”), which Incentive Shares are subject to vesting conditions set forth in the Mitchell Employment Agreement.

Potential Payments upon Termination or Change of Control

The table below reflects the amount of compensation that would have been owed to each of our Named Executive Officers, other than Mr. Clissold, in the event of employment termination or a termination upon a change of control on June 30, 2017. As of June 30, 2017, Mr. Clissold was not a party to an employment agreement with the Company.

Regardless of the reason for a Named Executive Officer’s termination of employment, he may be entitled to receive amounts earned during the term of employment. Such amounts include, through the date of termination:

●
earned but unpaid salary;

●
benefits (including accrued vacation);

●
unreimbursed business expenses; and

●
the ability to exercise vested stock options for a limited period of time.

Because the payments to be made to the Named Executive Officers identified below depend on several factors, the actual amounts to be paid out upon a Named Executive Officer’s termination of employment can be determined only at the time of his or her actual separation from the Company.

Name of Executive Cause of Termination	Cash Severance Payment ($)	Pro-Rata Bonus ($)	Acceleration of Equity Awards ($)(1)	Total ($)
Randall K. Fields
Change in Control(2)	2,865,876	1,600,000	9,437,440	13,903,316
Termination by Mr. Fields(3)	2,865,876	1,600,000	9,437,440	13,903,316
Death or disability	–	–	–	–

Todd Mitchell (4)
Change in Control(2)	–	–	393,150	393,150
Early Termination (5)	100,000	–		493,150
Death or disability	–	–	–	–

(1)
Represents the value of unvested equity awards, based on the closing market price of our common stock of $12.15 per share on June 30, 2017, that would vest on an accelerated basis upon the occurrence of certain events.

(2)
Pursuant to the Fields Employment Agreement and the Services Agreement, at any time within 12 months following a Change of Control (as such term is defined in each agreement), Mr. Fields may elect to terminate his employment with the Company and recieve: (i) all base salary payable through the end of the current term of each agreement, (ii) the annual bonus for the remaining period of this contract equal to the bonus due for the immediately preceding fiscal year, and (iii) accelerated vesting of all unvested stock grants. As of June 30, 2017, in the event of a Change of Control, the Mitchell Employment Agreement provided Mr. Mitchell with accelerated vesting of all unvested equity awards.

(3)
The Fields Employment Agreement and the Services Agreement both allow Mr. Fields to terminate either agreement for “Good Reason,” defined in each agreement as a failure by the Company to comply with any material provision of either agreement which has not been cured within ten days after notice of such noncompliance has been given by Mr. Fields to the Company. Should Mr. Fields terminate either agreement for Good Reason, he will be entitled to the same payments as owed to him upon a Change of Control.

(4)
Amounts in the table above reflect amounts payable under the Mitchell Employment Agreement as of June 30, 2017.

(5)
The Mitchell Employment Agreement allows the Company to terminate the agreement at any time. For the first two years of his agreement, Mr. Mitchell was entitled to cash severance of $100,000. As of October 19, 2017, this provision is no longer in effect as it expired by its terms on September 28, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table generally sets forth the number of outstanding equity awards that have not been earned or vested or that have not been exercised for each of the Named Executive Officers as of June 30, 2017.  No other equity awards otherwise reportable in this table have been granted to any of our Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Randall K. Fields	-	-	$-	-	776,744	$9,437,440
Chief Executive Officer, Chairman and Director

Todd Mitchell	-	-	$-	-	32,358	$393,150
Chief Financial Officer

Edward L. Clissold	-	-	$-	-	12,375	$150,356
General Counsel and Corporate Secretary

(1)
Market value based on the closing price of the Company's Common Stock on June 30, 2017, as reported on the NASDAQ Capital Market.

Compensation Discussion and Analysis

Overview of Compensation Program

We are a leading provider of robust, collaborative supply chain, merchandising and store level solutions for both retailers and suppliers that increase sales, improve operational efficiencies, such as shelf replenishment and merchandising, optimize inventory, and reduce out-of-stocks. As such, our long-term success depends in part on our ability to attract, engage, motivate and retain highly talented individuals who are committed to our vision, strategy and values. One of the key objectives of our executive compensation program is to link executives’ pay to their performance and their advancement of our overall annual and long-term performance and business strategies. Other objectives include aligning our Named Executive Officers’ interests with those of our stockholders and encouraging high-performing executives to remain with the Company over the course of their careers.

The Compensation Committee of our Board of Directors is responsible for establishing, implementing and monitoring adherence to our compensation philosophy. The Board of Directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the Named Executive Officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws. The Compensation Committee also has the principal responsibility for the administration of our stock plans, including the approval of stock option grants to the Named Executive Officers.

The compensation received by our Named Executive Officers during fiscal year 2017 is set forth in the Summary Compensation Table above. For 2017, the Named Executive Officers included: (i) Randall K. Fields, Chairman of the Board of Directors and Chief Executive Officer; (ii) Todd Mitchell, Chief Financial Officer; and (iii) Edward L. Clissold, General Counsel and Corporate Secretary.

Highlights of the Company’s Fiscal 2017 Performance:

●
Achieved a 35% year over year increase in revenue, which was the highest amount received in the Company’s history;

●
increased cash by 23%, when compared to the 2016 period; and

●
increased the scale of our network by adding nearly as many ReposiTrak hubs and supplier connections as the prior four years cumulatively.

Objectives of Our Executive Compensation Program

We have designed our compensation programs to attract, engage, motivate and retain highly talented individuals who are committed to our vision, strategy and values, including our Named Executive Officers. Management and the Compensation Committee work together annually to establish, review, and evaluate our compensation plans, policies, and programs. The Compensation Committee works directly with the Chief Executive Officer to ensure that the compensation objectives for his direct reports, including the other Named Executive Officers, are aligned with our mission and overall objectives and to provide a decision-making framework for use in formulating recommendations for each Named Executive Officer’s compensation, excluding the Chief Executive Officer. The Compensation Committee uses a similar process when determining an appropriate total pay level for the Chief Executive Officer.

Our overall objective is to establish a compensation program for our employees, including our Named Executive Officers, that will:

●
align their interests with those of our long-term stockholders;

●
encourage our team to collaborate while providing for flexibility to recognize outstanding individual performance;

●
attract and retain highly qualified employees who drive our performance and help us achieve our business objectives; and

●
motivate our employees to focus on delivering outstanding performance and reward them accordingly.

Our executive compensation packages are comprised primarily of base salary and long-term incentive awards to focus management’s efforts on maximizing both our near-term and long-term financial performance. Compensation levels are determined based on a variety of factors. A significant portion of Named Executive Officer compensation is delivered in adjustments to each Named Executive Officers’ base salary that is commensurable to the Company’s performance, as the Compensation Committee believes that placing primary emphasis on performance most closely aligns the interests of management and stockholders.

The Compensation Committee believes that each element of the total compensation package serves an important function in achieving the overall objectives of our compensation program. The Compensation Committee strives to pay base salaries to our Named Executive Officers that are generally competitive within our industry to attract and retain top-level talent in a highly competitive market, and then adjust those salaries to reflect the overall performance of the Company for the preceding fiscal year. The Compensation Committee considers historical compensation information as well as peer group pay levels and practices in determining what constitutes competitive compensation. The long-term incentive awards granted to Named Executive Officers are designed to closely align the Named Executive Officers’ interests with those of our stockholders, with all long-term incentive awards granted to our Named Executive Officers being delivered in equity.

Advisory Vote on Executive Compensation

Since 2013, we have conducted advisory votes to approve the compensation of our Named Executive Officers. While these votes are not binding on us, our Board of Directors, including the Compensation Committee, believe it is important for our stockholders to have an opportunity to vote on this proposal as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in this proxy statement. To the extent there is any significant vote against the compensation of our Named Executive Officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary to address those concerns.

At our 2016 Annual Meeting, our stockholders approved our 2016 Named Executive Officer compensation with approximately 70% of the votes cast in favor of the proposal. Our Board and Compensation Committee reviewed these final vote results together with the other factors and data discussed in this Compensation Discussion and Analysis and determined that, given the significant level of support of our approach to compensation by our stockholders, no significant changes to our executive compensation policies and decisions with respect to our 2016 compensation programs and policies were necessary. However, we regularly review our executive compensation to ensure compliance with our pay-for-performance philosophy. Our next advisory vote will be held during our 2019 annual meeting of stockholders.

Elements of Compensation

Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

●
base salary;

●
annual incentive compensation (in the form of bonuses or otherwise); and

●
equity awards pursuant to our 2011 Stock Incentive Plan.

The relative weight of each element is determined by the Compensation Committee based on its assessment of the effectiveness of each element in supporting our short-term and long-term strategic objectives.

In determining compensation for our Named Executive Officers, our Compensation Committee, with recommendations from our Chief Executive Officer, considers many variables, including each executive’s respective experience. While not formulaic or exhaustive, the variables considered in the past include:

●
the experience, knowledge, and performance of the executive officer in question;

●
the competitive market for similar executive talent;

●
how critical the retention of any particular executive is to achieving the Company’s strategic goals;

●
the performance of the Company against internal performance targets;

●
how well an executive works across business segments to promote overall corporate goals;

●
future potential contributions of the executive; and

●
pre-existing employment agreements between the Company and an executive officer.

In addition, when reviewing the compensation paid to Mr. Fields, our Chief Executive Officer, the Compensation Committee considers Mr. Fields’ previous and current contributions to the Company, his critical contributions to the Company's ongoing success and to create incentives for Mr. Fields to continue to contribute significantly to successful results in the future.

Based on this analysis the Compensation Committee makes determinations as to each element of the compensation package, weighing each component in its discretion based on the facts and circumstances surrounding each Named Executive Officer's employment agreement or annual review. We believe that our compensation mix supports our objective of maintaining a compensation program that has significant financial upside based on company and individual performance.

Base Salary

Because our compensation philosophy strives to ensure the compensation paid to each of our Named Executive Officers is reflective of our performance for the prior fiscal year, base salary is a larger portion of total executive compensation relative to long-term equity. The Compensation Committee takes into account the executive's scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive's base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2017.

During the year ended June 30, 2017, Mr. Field’s salary increased from $618,678 to $716,469, per the terms and conditions of the Services Agreement and Fields Employment Agreement, and Mr. Mitchell’s and Mr. Clissold’s annual salary did not change.

Annual Incentive Compensation

Each year, the Compensation Committee awards incentive compensation to each of our Named Executive Officers based on its assessment of the Company’s performance, and each officer’s direct contribution during the fiscal year in order to more closely align executive compensation with our annual operating plan as measured by financial results. During the year ended June 30, 2017, the Compensation Committee elected not to award additional incentive compensation to Messrs. Mitchell and Clissold, and awarded incentive compensation, in the form of a cash bonus, to Mr. Fields as required pursuant to the terms of the Services Agreement and Fields Employment Agreement.

Equity Awards

Except as provided in employment agreements by and between the Company and any of our Named Executive Officers, we do not have a mandated policy regarding the ownership of shares of Common Stock by officers and directors. However, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. Any options or shares of restricted stock granted to executives in connection with an annual performance review are subject to a variety of vesting schedules, as set by the Compensation Committee. Our general policy is to grant stock options and restricted shares of Common Stock with an exercise or issuance price equal to fair market value, which is the closing price of our Common Stock, as reported by the NASDAQ Capital Market, on the grant date.

We intend to grant equity awards to achieve retention and motivation:

●
upon the hiring of key executives and other personnel, or upon renewal of executive employment agreements;

●
annually, when we review progress against corporate and personal goals; and

●
when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

With the Compensation Committee's approval, we grant options to purchase shares of Common Stock or shares of restricted Common Stock when we initially hire executives and other employees or renew existing employment agreements, as a long-term performance incentive. The Compensation Committee has determined the size of the such stock-based awards based upon existing guidelines and hiring negotiations with the individual, in addition to other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

Historically, no employee was eligible for an annual performance grant until the employee had worked for us for at least six months. The Compensation Committee reviews each Named Executive Officer’s performance and determines whether they should be granted additional stock-based awards. Aside from stock award grants in connection with annual performance reviews or existing employment agreements, we do not have a policy of granting additional awards to executives. In determining the size of equity awards to be granted, if any, the Compensation Committee takes into account the executive's current position with and responsibilities to us. None of our Named Executive Officers received a performance grant for the year ended June 30, 2017.

Only the Board of Directors or the Compensation Committee may approve options or other equity-based compensation to our executives. However, the Board of Directors has authorized the Chief Executive Officer to approve option grants to non-executive employees. All such grants must be consistent with equity incentive guidelines approved by the Compensation Committee. The exercise price for such grants must be equal to the closing price of a share of the Common Stock as reported by the NASDAQ Capital Market on the date of grant.

Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees' performance and determine whether to award grants for all employees.

Accounting and Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. We endeavor to award compensation that will be deductible for income tax purposes, although other factors will also be considered. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended June 30, 2017. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended June 30, 2017.

The Compensation Committee of the Board of Directors:
Robert W. Allen (Chairman) Richard Juliano

Description Of Equity Compensation Plans

Second Amended and Restated 2011 Stock Incentive Plan

In January 2013, the Board of Directors approved the Second Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”), which plan was approved by shareholders on March 29, 2013. The 2011 Plan was subsequently amended by the Board of Directors on October 30, 2015 and August 3, 2017 to increase the number of shares available for issuance.  Under the terms of the 2011 Plan, officers, key employees, consultants and directors of the Company are eligible to participate.  The maximum aggregate number of shares that may be granted under the 2011 Plan is 1,250,000 shares.  Our Compensation Committee administers the 2011 Plan.  The exercise price for each share of Common Stock purchasable under any incentive stock option granted under the 2011 Plan shall be not less than 100% of the fair market value of the Common Stock, as determined by the closing price of our Common Stock on the grant date, as reported on the NASDAQ Capital Market.  If the incentive stock option is granted to a stockholder who possesses more than 10% of the Company's voting power, then the exercise price shall be not less than 110% of the fair market value on the date of grant.  Each option shall be exercisable in whole or in installments as determined by the Compensation Committee at the time of the grant of such options.  All incentive stock options expire after ten years, however, if the incentive stock option is held by a shareholder who possesses more than 10% of the Company's voting power, then the incentive stock option expires after five years.  If the option holder is terminated, then the incentive stock options granted to such holder expire no later than three months after the date of termination.  For option holders granted incentive stock options exercisable for the first time during any fiscal year and in excess of $100,000 (determined by the fair market value of the shares of Common Stock as of the grant date), the excess shares of Common Stock shall not be deemed to be purchased pursuant to incentive stock options. As of October 17, 2017, 700,000 shares were available for issuance under the 2011 Plan.

Second Amended and Restated 2011 Employee Stock Purchase Plan

In January 2013, the Board of Directors approved the Second Amended Employee Stock Purchase Plan (the “ESPP”), which plan was approved by shareholders on March 29, 2013. The ESPP was subsequently amended by the Board of Directors on October 30, 2015 and August 3, 2017 to increase the number of shares available for issuance. The ESPP provides every full- and part-time employee of the Company an opportunity to acquire and expand their equity interest in the Company by giving each participating employee the opportunity to purchase shares of Common Stock at a discount from fair market value. Additionally, the ESPP may also be used to issue shares of Common Stock in lieu of cash compensation. The ESPP is administered and interpreted by the Compensation Committee. As of October 17, 2017, 200,000 shares were available for issuance under the ESPP.

401(k) Retirement Plan

The Company offers an employee benefit plan under Benefit Plan Section 401(k) of the Code.  The Company utilizes ADP Retirement Services as its administrator and trustee of the Company’s 401(k) plan. Employees who have attained the age of 18 are immediately eligible to participate.  The Company, at its discretion, may match employee’s contributions at a percentage determined annually by the Board of Directors.  The Company does not currently match contributions.

Indemnification for Securities Act Liabilities

Nevada law authorizes, and the Company's Bylaws provide for, indemnification of the Company's directors and officers against claims, liabilities and amounts paid in settlement, and expense in a variety of circumstances. Indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing or otherwise. However, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Compensation Committee Interlocks and Insider Participation

 No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.

Related Party Transactions

During the year ended June 30, 2017, the Company was a party to the Service Agreement with FMI, pursuant to which FMI provided certain executive management services to the Company, including designating Randall K. Fields to perform the functions of President and Chief Executive Officer for the Company. Randall K. Fields, FMI’s designated executive, who also serves as the Company’s Chairman of the Board of Directors, controls FMI. Amounts paid to FMI in connection in with the Service Agreement are reflected above in the Summary Compensation Table.

Policy and Procedures Governing Related Party Transactions

The Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

The SEC rules define a related party transaction to include any transaction, arrangement or relationship which: (i) we are a participant; (ii) the amount involved exceeds $120,000; and (iii) executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our Common Stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Stock had or will have a direct or indirect material interest.

Although we do not maintain a formal written procedure for the review and approval of transactions with such related persons, it is our policy for the disinterested members of our Board of Directors to review all related party transactions on a case-by-case basis. To receive approval, a related-party transaction must have a legitimate business purpose for us and be on terms that are fair and reasonable to us and our shareholders and as favorable to us and our shareholders as would be available from non-related entities in comparable transactions.

All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers, directors and persons who beneficially own more than ten percent of our common stock (collectively, “Reporting Persons”) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  The Reporting Persons are also required by SEC rules to furnish us with copies of all reports that they file pursuant to Section 16(a).  We believe that during our fiscal year ended June 30, 2017, all of the Reporting Persons complied with all applicable reporting requirements.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
HAYNIE & COMPANY TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed Haynie & Company (“Haynie”) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board of Directors may terminate the appointment of Haynie & Company as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board of Directors deems such termination necessary or appropriate.

Representatives of Haynie will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

	2017	2016

Audit Fees	$153,000	$128,000
Audit-Related Fees	-	-
Tax Fees	$21,000	$16,000
All Other Fees	-	-
Total	$174,000	$144,000

Audit Fees

Audit fees in 2017 and 2016 relate to services rendered in connection with the audit of the Company’s consolidated financial statements.

Tax Fees

Tax fees in 2017 and 2016 include fees for services with respect to tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Haynie in fiscal 2017 and 2016. Such procedures govern the ways in which the Audit Committee pre-approves audit and various categories of non-audit services that the auditor provides to the Company.  Services which have not received pre-approval must receive specific approval of the Audit Committee. The Audit Committee is to be informed of each such engagement in a timely manner, and such procedures do not include delegation of the Audit Committee’s responsibilities to management.

Required Vote and Recommendation

Ratification of the selection of Haynie & Company as the Company’s independent auditors for the fiscal year ending June 30, 2018 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Under Nevada law and the Company’s Articles of Incorporation and Bylaws, each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Haynie & Company as the Company’s independent auditors for the fiscal year ending June 30, 2018.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Haynie & Company as Park City Group’s independent auditors for the fiscal year ending June 30, 2018.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management and Haynie & Company, our independent registered public accounting firm, the audited consolidated financial statements in the Park City Group, Inc. Annual Report on Form 10-K for the year ended June 30, 2017. The Audit Committee has also discussed with Haynie & Company those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16.

Haynie & Company also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2017.

Respectfully Submitted by: MEMBERS OF THE AUDIT COMMITTEE Ronald C. Hodge, Chairman of the Audit Committee Richard Juliano Robert W. Allen
Dated: September 12, 2017

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
 AND RELATED STOCKHOLDER MATTERS

The following tables set forth information regarding shares of our Series B Preferred and Common Stock beneficially owned as of October 17, 2017 by:

(i)	each of our officers and directors;
(ii)	all officers and directors as a group; and
(iii)
each person known by us to beneficially own five percent or more of the outstanding shares of our Series B Preferred and Common Stock.  Percent ownership is calculated based on 625,375 shares of our Series B Preferred and 19,423,821 shares of Common Stock outstanding at October 17, 2017.

Beneficial Ownership of our Series B Preferred

Name	Series B Preferred Stock		% Ownership of Class
Robert W. Allen	79,493		12.7%
Riverview Financial Corp.	545,882	(1)	87.3%
Randall K. Fields	545,882	(2)	87.3%

(1)	Includes 14,450 shares of Series B Preferred held in the name Julie Fields, Mr. Fields spouse.

(2)
Includes 531,432 shares of Series B Preferred held in the name of Riverview Financial Corp. and 14,450 shares of Series B Preferred in the name of Julie Fields. Mr. Fields is the beneficial owner of Riverview Financial Corp. and the spouse of Mrs. Fields.

Beneficial Ownership of our Common Stock

Name	Common Stock		Common Stock Warrants Exercisable Within 60 Days		Total Stock and Stock Based Holdings (1)	% Ownership of Class
Randall K. Fields	5,096,902	(2)	964,355	(3)	6,061,257	29.7%
Todd Mitchell	11,831		-		11,831	*
Edward L. Clissold	53,628		-		53,628	* %
Robert W. Allen	696,334	(4)	202,167	(5)	898,501	4.6%
William S. Kies, Jr.	47,029		3,410	(6)	50,439	* %
Richard Juliano	56,688		2,756	(7)	59,444	* %
Austin F. Noll, Jr.	74,224		1,846	(8)	76,070	* %
Ronald C. Hodge	420,926		123,241	(7)	544,167	2.8%
Officers and Directors, as a group (8 persons)	6,457,562		1,297,775		7,755,337	37.4%
5% Stockholder(s):
Fidelity Management Research, LLC	1,253,698		-		1,253,698	6.5%

*Less than 1%

(1)
For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 of the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after October 17, 2017. For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after October 17, 2017, are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.

(2)
Includes 517,643 shares of Common Stock held in the name of Fields Management, Inc., of which Mr. Fields is the beneficial owner, 650,693 shares of Common Stock held in the name of Riverview Financial Corp., of which Mr. Fields is the beneficial owner, 205,000 shares of Common Stock held in the name Charitable 2010, LLC, of which Mr. Fields is the beneficial owner, and 30,667 shares of Common Stock held by Mr. Fields’ spouse, Julie Fields.

(3)
Includes warrants for 6,875 and 3,165 shares of Common Stock which are exercisable for $3.60 and $10.00 per share and expire on March 14, 2018 and January 26, 2020 respectively. Includes warrants for 914,065 and 40,250 shares of Common Stock, which are exercisable at $4.00 per share and expire on February 20, 2020, and which are held by Riverview Financial Corp and Julie Fields, respectively. Mr. Fields is the beneficial owner of Riverview Financial Corp and the spouse of Julie Fields.

(4)	Includes 118,933 shares of Common Stock held in trust, in which Mr. Allen is the trustee.

(5)
Includes warrants for 45,833, 25,581, and 130,753 shares of Common Stock which are exercisable for $3.60, $6.45, and $4.00 per share, and which expire on March 14, 2018, August 27, 2018, and February 20, 2020, respectively.

(6)	Includes warrants for 2,750 and 660 shares of Common Stock which are exercisable for $3.60 and $10.00 per share, and which expire on March 14, 2018 and January 26, 2020, respectively.

(7)	Includes warrants for 1,833 and 923 shares of Common Stock which are exercisable for $3.60 and $10.00 per share, and which expire on March 14, 2018 and January 26, 2020, respectively.

(8)	Warrant is exercisable for $10.00 per share and expires on January 26, 2020.

(9)
Includes warrants for 64,166, 51,163, and 7,912 shares of Common Stock which are exercisable for $3.60, $6.45, and $10.00 per share, and which expire on March 14, 2018, August 27, 2018, and January 26, 2020 respectively.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be presented at our 2018 Annual Meeting of Stockholders and included in our proxy statement and form of proxy relating to that Annual Meeting must be received by us at our principal executive offices at 299 South Main Street, Suite 2225, Salt Lake City, Utah 84111, addressed to our Corporate Secretary, not later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. These proposals must comply with applicable Nevada law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Pursuant to the Company’s Bylaws, stockholders who wish to submit nominees for election to the Board of Directors at our Annual Meeting and inclusion in our proxy statement and form of proxy must submit such nomination in writing to the Company’s Nominating and Corporate Governance Committee at our principal executive officers no later than July 13, 2018. Such writing must include information about the proposed candidate as set forth in Items 7-8 of Rule 14-a under the Exchange Act, and the Board of Directors may request further information from the proposed nominee and the shareholder making the recommendation.

Stockholder Communications with the Board of Directors

Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, Park City Group, Inc., 299 South Main Street, Suite 2225, Salt Lake City, Utah, 84111. All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company. Members of the Board of Directors are not required to attend the Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Corporate Secretary at 299 South Main Street, Suite 2225, Salt Lake City, Utah 84111 or by calling (435) 645-2000. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this proxy statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 is being mailed to all stockholders of record as of the Record Date concurrently with the mailing of this proxy statement. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

 PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,

Randall K. Fields
Chief Executive Officer, Chairman and Director

PARK CITY GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PARK CITY GROUP, INC.

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Randall K. Fields and Edward L. Clissold, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Park City Group, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Company’s corporate offices located at 299 South Main Street, Suite 2225, Salt Lake City, Utah on November 10, 2017 at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, upon the following Proposals, each of which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each nominee identified in Proposal No. 1 and FOR Proposal No. 2, each of which have been proposed by our Board, and in the discretion of the proxy holder upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

1.    ELECTION OF DIRECTORS

	Nominees		FOR	WITHHELD
	01	Randall K. Fields	☐	☐

	02	Robert W. Allen	☐	☐

	03	William S. Kies, Jr.	☐	☐

	04	Richard Juliano	☐	☐

	05	Austin F. Noll, Jr.	☐	☐

	06	Ronald C. Hodge	☐	☐

2. RATIFYING THE APPOINTMENT HAYNIE & COMPANY AS PARK CITY GROUP, INC.’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2018			FOR ☐	AGAINST ☐	ABSTAIN ☐

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

           ☐    I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder _______________________             Signature of Stockholder _________________________
                                                                                                   (IF HELD JOINTLY)
Dated: ________________________________, 2017

Note:     This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.